EXHIBIT 99

News Release

    For Information Contact:
Jerald K. Dittmer, Vice President and CFO (563) 272-7400
Marshall H. Bridges, Vice President and Treasurer (563) 272-4844

HNI CORPORATION ANNOUNCES QUARTERLY DIVIDEND AND INCREASE OF
AUTHORIZATION FOR SHARE REPURCHASE PROGRAM

MUSCATINE, Iowa (November 9, 2007) – HNI Corporation (NYSE: HNI) announced today its Board of Directors declared a quarterly dividend of 19.5 cents per share on its common stock.

This is the 211th consecutive dividend the Corporation has paid since its first dividend in 1955.  The dividend will be payable on November 30, 2007, to shareholders of record at the close of business on November 19, 2007.

HNI Corporation also announced its Board of Directors authorized an additional $200 million for HNI Corporation’s share repurchase program.  The Corporation has approximately $27.4 million remaining of the $200 million previously authorized by the Board at its August 8, 2006 meeting.  HNI Corporation currently has approximately 45.7 million shares of common stock outstanding.

"We remain committed to returning cash to our shareholders through dividends and share repurchase when appropriate.  These announcements reflect our confidence in the future growth of HNI Corporation and our commitment to enhancing our shareholder value," said Stan A. Askren, Chairman, President and Chief Executive Officer.

HNI Corporation is a NYSE traded company providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation’s leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation’s strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, Heatilator®, Heat & GloTM, and Quadra-Fire®, have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  By doing so, in 2007 the Corporation was recognized by Fortune Magazine as one of America’s Most Admired Companies.  In 2007, the Corporation was recognized by IndustryWeek as one of the 50 Best U.S. Manufacturing Companies for the fifth consecutive year.  HNI Corporation's common stock is traded on the New York Stock Exchange under the symbol HNI.  More information can be found on the Corporation's website at www.hnicorp.com.

Statements in this release that are not strictly historical, including statements as to plans, outlook, objectives, and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," :hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will,"and variations of such words and similar expressions identify forward-looking statements.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual results in the future to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives for the entire Corporation, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) repurchases of common stock, (f) ability to maintain its effective tax rate, and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash to fund future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions, including, with respect to the Corporation’s hearth products, the protracted decline in the housing market; lower industry growth than expected; major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods; uncertainty related to disruptions of business by terrorism, military action, acts of God or other Force Majeure events; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials (including steel and petroleum based materials); higher than expected costs for energy and fuel; changes in the mix of products sold and of customers purchasing; restrictions imposed by the terms of the Corporation’s revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

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